UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 15, 2009

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33008 (Commission File Number)	98-0221142 (IRS Employer Identification #)
Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, ICO Global Communications (Holdings) Limited (“Company”) received notification from The NASDAQ Stock Market’s Listing Qualifications Department (“NASDAQ”) that for the last 30 consecutive business days the bid price of the Company’s Class A common stock on The NASDAQ Global Market has closed below the minimum $1.00 per share required for continued inclusion under NASDAQ Marketplace Rule 5450(a)(1) (“Minimum Share Price Rule”). In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company has 180 calendar days, or until March 15, 2010, to regain compliance. The NASDAQ Listing Qualifications Department informed the Company that if, at any time before March 15, 2010, the bid price of the Company’s Class A common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will provide written notification that the Company has achieved compliance with the Minimum Share Price Rule, although NASDAQ may, in its discretion, require that the Company maintain a bid price in excess of $1.00 for a period in excess of 10 business days, but generally no more than 20 business days, before determining that the issuer has demonstrated the ability to maintain long-term compliance.

In the event the Company does not regain compliance with the Minimum Share Price Rule by March 15, 2010, NASDAQ will provide written notification that the Company’s Class A common stock will be delisted from The NASDAQ Global Market. At that time, the Company may appeal NASDAQ’s determination to delist the Company’s Class A common stock to a NASDAQ Listing Qualifications Panel. Alternatively, in the event such delisting is based solely upon non-compliance with the Minimum Share Price Rule, the Company could apply to transfer its Class A common stock to The NASDAQ Capital Market. If such an application were approved and the Company otherwise maintains the listing requirements for The NASDAQ Capital Market, other than with respect to the Minimum Share Price Rule, the Company would be afforded the remainder of The NASDAQ Capital Market’s second 180 calendar day grace period in order to regain compliance with the Minimum Share Price Rule.

This notification has no effect on the listing of the Company’s Class A Common Stock at this time. The Company intends to monitor the closing bid price of its Class A Common Stock between now and March 15, 2010.  We intend to maintain the listing of our Class A Common Stock on The NASDAQ Global Market, and we will consider available options if our Class A Common Stock does not trade at a level likely to result in compliance with the Minimum Share Price Rule by March 15, 2010.  In June 2009, our stockholders approved an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of between 1-for-5 and 1-for-20. Our board of directors has authority to select a ratio within the approved range at any time prior to June 19, 2010. Our board of directors intends to effect the reverse stock split only if it determines the reverse split to be in the best interests of our stockholders. Such a reverse split would likely put us in compliance with the Minimum Share Price Rule.

The Company’s press release dated September 18, 2009 with respect to the notification from NASDAQ described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

With the exception of historical facts, the statements contained in this report are “forward-looking” statements, including statements concerning or implied with respect to the future closing price of the Company’s Class A common stock or the Company’s future plans if it does not regain compliance with the Minimum Share Price Rule.  All of these forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated by the relevant forward-looking statements. Factors that might cause or contribute to such a difference include, but are not limited to, those discussed under “Part I—Item 1A—Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as supplemented by “Part II—Item 1A—Risks Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q.   The forward-looking statements included in this report are made only as of the date of this report, and we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)

	By:	/s/ John L. Flynn
September 18, 2009		John L. Flynn
Executive Vice President, General Counsel and Corporate Secretary